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                                                                    Exhibit 10.1

                                                    As amended, effective 9/7/01

                               ABBOTT LABORATORIES
                          1996 INCENTIVE STOCK PROGRAM
                          ----------------------------

     1. PURPOSE. The purpose of the Abbott Laboratories 1996 Incentive Stock Program (the "Program") is to attract and retain outstanding directors, officers and other employees of Abbott Laboratories (the "Company") and its subsidiaries, and to furnish incentives to such persons by providing opportunities to acquire common shares of the Company, or monetary payments based on the value of such shares or the financial performance of the Company, or both, on advantageous terms as herein provided and to further align such persons' interests with those of the Company's other shareholders through compensation that is based on the value of the Company's common shares.

     2. ADMINISTRATION. The Program will be administered by a committee (the "Committee") of at least two persons which shall be either the Compensation Committee of the Board of Directors of the Company or such other committee comprised entirely of persons who are both: (i) "disinterested persons" as defined in Rule 16b-3 of the Securities and Exchange Commission; and (ii) "outside directors" as defined under Section 162(m) of the Internal Revenue Code of 1986, as amended, or any successor provision; as the Board of Directors may from time to time designate. The Committee shall interpret the Program, prescribe, amend and rescind rules and regulations relating thereto and make all other determinations necessary or advisable for the administration of the Program. A majority of the members of the Committee shall constitute a quorum and all determinations of the Committee shall be made by a majority of its members. Any determination of the Committee under the Program may be made without notice of meeting of the Committee by a writing signed by all of the Committee members. The Committee may, from time to time, delegate any or all of its duties, powers and authority to any officer or officers of the Company, except to the extent such delegation would be inconsistent with Rule 16b-3 of the Securities and Exchange Commission or other applicable law, rule or regulation. The Chief Executive Officer of the Company may, on behalf of the Committee, grant

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stock options and restricted stock awards under the Program, other than to persons subject to Section 16 of the Securities Exchange Act of 1934. All such grants by the Chief Executive Officer must be reported to, and ratified by, the Committee within twelve months of the grant date but, if ratified, shall be effective as of the grant date.

     3. PARTICIPANTS. Participants in the Program will consist of such officers and other employees of the Company and its subsidiaries as the Committee in its sole discretion may designate from time to time to receive Benefits hereunder. The Committee's designation of a participant in any year shall not require the Committee to designate such person to receive a Benefit in any other year. The Committee shall consider such factors as it deems pertinent in selecting participants and in determining the type and amount of their respective Benefits, including without limitation (i) the financial condition of the Company; (ii) anticipated profits for the current or future years; (iii) contributions of participants to the profitability and development of the Company; (iv) prior awards to participants; and (v) other compensation provided to participants. Non-Employee Directors shall also be participants in the Program solely for purposes of receiving Restricted Stock Awards under paragraph 13 and Non-qualified Stock Options under paragraph 14. The term "Non-Employee Director" shall mean a member of the Board of Directors who is not a full-time employee of the Company or any of its subsidiaries.

     4. TYPES OF BENEFITS. Benefits under the Program may be granted in any one or a combination of (a) Incentive Stock Options; (b) Non-qualified Stock Options; (c) Stock Appreciation Rights; (d) Limited Stock Appreciation Rights;
(e) Restricted Stock Awards; (f) Performance Awards; and (g) Foreign Qualified Benefits, all as described below.

     5. SHARES RESERVED UNDER THE PROGRAM. There is hereby reserved for issuance under the Program: (i) an aggregate of Five Million (5,000,000) common shares; plus (ii) an authorization for each calendar year (the "Annual Authorization") for the years 1996 through 1999, of seven-tenths of one percent (0.7%) of the total common shares of the Company issued

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and outstanding as of the first day of such calendar year and for the years from and including 2000, one and a half percent (1.5%) of the total common shares of the Company issued and outstanding as of the first day of such calendar year; which may be newly issued or treasury shares. The shares hereby reserved are in addition to the shares previously reserved under the Company's 1981 Incentive Stock Program, 1986 Incentive Stock Program and 1991 Incentive Stock Program
(the "Prior Programs"). Any common shares reserved for issuance under the Prior Programs in excess of the number of shares as to which options or other Benefits have been awarded on the date of shareholder approval of this Program, plus any such shares as to which options or other Benefits granted under the Prior Programs may lapse, expire, terminate or be canceled after such date, shall also be reserved and available for issuance in connection with Benefits under this Program. Any common shares reserved under the Program for any calendar year under an Annual Authorization as to which options or other Benefits have not been awarded as of the end of such calendar year shall be available for issuance in connection with Benefits granted in subsequent years.

     If there is a lapse, expiration, termination or cancellation of any Benefit granted hereunder without the issuance of shares or payment of cash thereunder, or if shares are issued under any Benefit and thereafter are reacquired by the Company pursuant to rights reserved upon the issuance thereof, or shares are reacquired pursuant to the payment of the purchase price of shares under stock options by delivery of other common shares of the Company, the shares subject to or reserved for such Benefit, or so reacquired, may again be used for new options, rights or awards of any sort authorized under this Program; provided, however, that in no event may the number of common shares issued under this Program, and not reacquired by the Company pursuant to rights reserved upon the issuance thereof or pursuant to the payment of the purchase price of shares under stock options by delivery of other common shares of the Company, exceed the total number of shares reserved for issuance hereunder.

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     6.   INCENTIVE STOCK OPTIONS. Incentive Stock Options will consist of options to purchase common shares at purchase prices not less than One Hundred percent (100%) of the Fair Market Value of such common shares on the date of grant. An Incentive Stock Option will not be exercisable after the expiration of ten (10) years from the date such option is granted. In the event of termination of employment for any reason other than retirement, disability or death, the right of the optionee to exercise an Incentive Stock Option shall terminate upon the earlier of the end of the original term of the option or three (3) months after the optionee's last day of work for the Company and its subsidiaries. In the event of termination of employment due to retirement or disability, or if the optionee should die while employed, the right of the optionee or his or her successor in interest to exercise an Incentive Stock Option shall terminate upon the end of the original term of the option. If the optionee should die within three (3) months after termination of employment for any reason other than retirement or disability, the right of his or her successor in interest to exercise an Incentive Stock Option shall terminate upon the earlier of the end of the original term of the option or three (3) months after the date of such death. To the extent the aggregate fair market value (determined as of the time the Option is granted) of the common shares with respect to which any Incentive Stock Option is exercisable for the first time by any individual during any calendar year (under all option plans of the Company and its subsidiary corporations) exceeds $100,000, the excess shall be treated as a Non-qualified Stock Option. An Incentive Stock Option shall be exercisable as determined by the Committee, but in no event earlier than six (6) months from its grant date.

     7. NON-QUALIFIED STOCK OPTIONS. Non-qualified Stock Options will consist of options to purchase common shares at purchase prices not less than One Hundred percent (100%) of the Fair Market Value of such common shares on the date of grant. A Non-qualified Stock Option will not be exercisable after the expiration of ten (10) years from the date such option is granted. In the event of termination of employment for any reason other than retirement, disability or

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death, the right of the optionee to exercise a Non-qualified Stock Option shall terminate upon the earlier of the end of the original term of the option or three (3) months after the optionee's last day of work for the Company and its subsidiaries. In the event of termination of employment due to retirement or disability, or if the optionee should die while employed, the right of the optionee or his or her successor in interest to exercise a Non-qualified Stock Option shall terminate upon the end of the original term of the option. If the optionee should die within three (3) months after termination of employment for any reason other than retirement or disability, the right of his or her successor in interest to exercise a Non-qualified Stock Option shall terminate upon the earlier of the end of the original term of the option or three (3) months after the date of such death. A Non-qualified Stock Option shall be exercisable as determined by the Committee, but in no event earlier than six (6) months from its grant date.

     8. STOCK APPRECIATION RIGHTS. The Committee may, in its discretion, grant a Stock Appreciation Right to the holder of any stock option granted hereunder or under the Prior Programs. Such Stock Appreciation Rights shall be subject to such terms and conditions consistent with the Program as the Committee shall impose from time to time, including the following:

          (a) A Stock Appreciation Right may be granted with respect to a stock option at the time of its grant or at any time thereafter up to six (6) months prior to its expiration.

          (b) Stock Appreciation Rights will permit the holder to surrender any related stock option or portion thereof which is then exercisable and to elect to receive in exchange therefor cash in an amount equal to:

               (i) The excess of the Fair Market Value on the date of such election of one common share over the option price multiplied by

               (ii) The number of shares covered by such option or portion thereof which is so surrendered.

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          (c)  A Stock Appreciation Right granted to a participant who is subject to Section 16 of the Securities Exchange Act of 1934, as amended, may be exercised only after six (6) months from its grant date (unless such exercise would not affect the exemption under Rule 16b-3 of the Securities and Exchange Commission).

          (d) A Stock Appreciation Right may be granted to a participant regardless of whether such participant has been granted a Limited Stock Appreciation Right with respect to the same stock option. However, a Stock Appreciation Right may not be exercised during any period that a Limited Stock Appreciation Right with respect to the same stock option may be exercised.

          (e) In the event of the exercise of a Stock Appreciation Right, the number of shares reserved for issuance hereunder shall be reduced by the number of shares covered by the stock option or portion thereof surrendered.

     9. LIMITED STOCK APPRECIATION RIGHTS. The Committee may, in its discretion, grant a Limited Stock Appreciation Right to the holder of any stock option granted hereunder or under the Prior Programs. Such Limited Stock Appreciation Rights shall be subject to such terms and conditions consistent with the Program as the Committee shall impose from time to time, including the following:

          (a) A Limited Stock Appreciation Right may be granted with respect to a stock option at the time of its grant or at any time thereafter up to six (6) months prior to its expiration.

          (b) A Limited Stock Appreciation Right will permit the holder to surrender any related stock option or portion thereof which is then exercisable and to receive in exchange therefor cash in an amount equal to:

               (i) The excess of the Fair Market Value on the date of such election of one common share over the option price multiplied by

               (ii) The number of shares covered by such option or portion thereof which is so surrendered.

          (c) A Limited Stock Appreciation Right granted to a participant who is subject to Section 16 of the Securities Exchange Act of 1934, as amended, may be exercised only after six (6) months from its grant date (unless such exercise would not affect the exemption under Rule 16b-3 of the Securities and Exchange Commission) and only during the sixty (60) day period commencing on the later of:
               (i) the day following the date of a Change in

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               Control; or (ii) the first date on which such exercise would be exempt under Rule 16b-3 of the Securities and Exchange
               Commission.

          (d) A Limited Stock Appreciation Right may be granted to a participant regardless of whether such participant has been granted a Stock Appreciation Right with respect to the same stock option.

          (e) In the event of the exercise of a Limited Stock Appreciation Right, the number of shares reserved for issuance hereunder shall be reduced by the number of shares covered by the stock option or portion thereof surrendered.

     10. RESTRICTED STOCK AWARDS. Restricted Stock Awards will consist of common shares transferred to participants without other payment therefor as additional compensation for their services to the Company or any of its subsidiaries. Restricted Stock Awards granted under this paragraph 10 shall be satisfied from the Company's available treasury shares. Restricted Stock Awards shall be subject to such terms and conditions as the Committee determines appropriate, including, without limitation, restrictions on the sale or other disposition of such shares and rights of the Company to reacquire such shares upon termination of the participant's employment within specified periods. Subject to such other restrictions as are imposed by the Committee, the common shares covered by a Restricted Stock Award granted to a participant who is subject to Section 16 of the Securities Exchange Act of 1934, as amended, may be sold or otherwise disposed of only after six (6) months from the grant date of the award (unless such sale would not affect the exemption under Rule 16b-3 of the Securities and Exchange Commission). No more than ten percent (10%) of the total number of shares available for grant in any calendar year may be issued as Restricted Stock Awards under paragraphs 10 and 13 in that year.

     11. PERFORMANCE AWARDS. Performance Awards in the form of Performance Units or Performance Shares may be granted to any participant in the Program. Performance Units shall consist of monetary awards which may be earned in whole or in part if the Company achieves certain goals established by the Committee over a designated period of time. Performance Shares shall consist of common shares or awards denominated in common shares which may be

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earned in whole or in part if the Company achieves certain goals established by the Committee over a designated period of time. The goals established by the Committee shall be based on any one, or combination of, earnings per share, return on equity, return on assets, total shareholder return, net operating income, cash flow, increase in revenue, economic value added, increase in share price or cash flow return on investment. Partial achievement of the goal(s) may result in a payment or vesting corresponding to the degree of achievement. Payment of an award earned may be in cash or in common shares or in a combination of both, and may be made when earned, or may be vested and deferred, as the Committee in its sole discretion determines. The maximum amount which may be granted under all Performance Awards for any one year for any one participant shall be Five Million Dollars ($5,000,000). This limit shall be applied to Performance Shares by multiplying the number of Performance Shares granted by the fair market value of one common share on the date of the award. During the term of the Program, no more than 5 million shares of Abbott common stock may be granted in the form of Performance Units and no more than 5 million shares of Abbott common stock may be granted in the form of Performance Shares. This paragraph 11 is intended to comply with the performance-based compensation requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended, and shall be interpreted in accordance with the rules and regulations thereunder.

     12. FOREIGN QUALIFIED BENEFITS. Benefits under the Program may be granted to such employees of the Company and its subsidiaries who are residing in foreign jurisdictions as the Committee in its sole discretion may determine from time to time. The Committee may adopt such supplements to the Program as may be necessary to comply with the applicable laws of such foreign jurisdictions and to afford participants favorable treatment under such laws; provided, however, that no Benefit shall be granted under any such supplement with terms or conditions which are inconsistent with the provisions as set forth under the Program.

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     13.  RESTRICTED STOCK AWARDS FOR NON-EMPLOYEE DIRECTORS.

          (a) Each year, on the date of the annual shareholders meeting, each person who is elected a Non-Employee Director at the annual shareholders meeting shall be awarded both: (i) a Restricted Stock Award covering a number of common shares with a fair market value on the date of the award closest to, but not in excess of, an amount equal to six times the monthly fee in effect under
               Section 3.1 of the Abbott Laboratories Non-Employee Director's Fee Plan on the date of the award and (ii) in the years 1996 through 2005, a Restricted Stock Award covering a number of common shares with a fair market value on the date of the award closest to, but not in excess of, Twenty-Two Thousand Dollars ($22,000) for awards made in years 1996 through 2000 and Twenty-Five Thousand Dollars ($25,000) for awards made in years 2001 through 2005.

          (b) ISSUANCE OF CERTIFICATES. As soon as practicable following the date of the award the Company shall issue certificates ("Certificates") to the Non-Employee Director receiving the award, representing the number of common shares covered by the award. Each Certificate shall bear a legend describing the restrictions on such shares imposed by this paragraph 13.

          (c) RIGHTS. Upon issuance of the Certificates, the directors in whose names they are registered shall, subject to the restrictions of this paragraph 13, have all of the rights of a shareholder with respect to the shares represented by the Certificates, including the right to vote such shares and receive cash dividends and other distributions thereon.

          (d) RESTRICTED PERIOD. The shares covered by awards granted under this paragraph 13 may not be sold or otherwise disposed of within six (6) months following their grant date (unless such sale would not affect the exemption under Rule 16b-3 of the Securities and Exchange Commission) and in addition shall be subject to the restrictions of this paragraph 13 for a period (the "Restricted Period") commencing with the date of the award and ending on the earliest of the following events:

               (i)  The date the director terminates or retires from the Board;

               (ii) The date the director dies; or

               (iii) The date of occurrence of a Change in Control (as defined in paragraph 20(c)).

          (e) RESTRICTIONS. All shares covered by awards granted under this paragraph 13 shall be subject to the following restrictions during the Restricted Period:

               (i) The shares may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of.

               (ii) Any additional common shares of the Company or other
                    securities or

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                    property issued with respect to shares covered by awards
                    granted under this paragraph 13 as a result of any stock dividend, stock split or reorganization, shall be subject to the restrictions and other provisions of this paragraph 13.

               (iii) A director shall not be entitled to receive any shares prior to completion of all actions deemed appropriate by the Company to comply with federal or state securities laws and stock exchange requirements.

          (f) Except in the event of conflict, all provisions of the Program shall apply to this paragraph 13. In the event of any conflict between the provisions of the Program and this paragraph 13, this paragraph 13 shall control. Those provisions of paragraph 17 which authorize the Committee to declare outstanding restricted stock awards to be vested and to amend or modify the terms of Benefits shall not apply to awards granted under this paragraph
               13. Restricted Stock Awards granted under this paragraph 13 shall be satisfied from the Company's available treasury shares.

     14.  NON-QUALIFIED STOCK OPTIONS FOR NON-EMPLOYEE DIRECTORS.

          (a) Each Non-Employee Director may elect to receive any or all of his or her fees earned during the second half of 1996 and each subsequent calendar year under Section 3 of the Abbott Laboratories Non-Employee Directors' Fee Plan (the "Directors' Fee Plan") in the form of Non-qualified Stock Options under this
               Section 14. Each such election shall be irrevocable, and must be made in writing and filed with the Secretary of the Company by December 31, 1995 (for fees earned in the second half of 1996) and (for fees earned in subsequent calendar years) by June 30 of the calendar year preceding the calendar year in which such fees are earned (or such later date as may be permissible under Rule 16b-3 of the Securities and Exchange Commission, but in no event later than December 31 of such preceding calendar year).

          (b) A Non-Employee Director may file a new election each calendar year applicable to fees earned in the immediately succeeding calendar year. If no new election or revocation of a prior election is received by June 30 of any

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               calendar year (or such later date as may be permissible under paragraph (a)), the election, if any, in effect for such calendar year shall continue in effect for the immediately succeeding calendar year. Any election made under this Section 14 shall take precedence over any election made by the director for the same period, under the Directors' Fee Plan, to the extent necessary to resolve any conflict between such elections. If a director does not elect to receive his or her fees in the form of Non-qualified Stock Options, the fees due such director shall be paid or deferred as provided in the Directors' Fee Plan and any applicable election thereunder by the director.

          (c) The number of common shares covered by each Non-qualified Stock Option granted in any year under this Section 14 shall be determined based on an independent appraisal for such year of the intrinsic value of options granted hereunder and the amount of fees covered by the director's election for such year. The number of common shares covered by options granted in 1996 (as determined under this procedure) shall be the number of whole shares equal to (i) the product of three (3) times the amount of fees which the director has elected under paragraph (a) to receive in the form of Non-qualified Stock Options, divided by
               (ii) One Hundred percent (100%) of the Fair Market Value of one common share on the grant date. Any fraction of a share shall be disregarded, and the remaining amount of the fees corresponding to such option shall be paid as provided in the Directors' Fee Plan and any applicable election thereunder by the director.

          (d) Effective on October 10, 1997, each Non-qualified Stock Option due a director under this Section 14 prior to the 1998 annual shareholders meeting shall be granted on October 10, 1997 at a purchase price equal to One Hundred percent (100%) of the Fair Market Value of the common shares covered by such option on the grant date. Effective with the 1998 Annual Shareholders Meeting, each

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               Non-qualified Stock Option due a director under this Section 14 shall be granted annually, on the date of the annual shareholders meeting, at a purchase price equal to One Hundred percent (100%) of the Fair Market Value of the common shares covered by such option on the grant date. Each such option shall be immediately exercisable and nonforfeitable, and shall not be exercisable after the expiration of ten (10) years from the date it is granted. Each such option shall contain provisions allowing payment of the purchase price and, to the extent permitted, any taxes due on exercise, by delivery of other common shares of the Company (or, in the case of the payment of taxes, by withholding of shares).

          (e) All Non-qualified Stock Options granted under this Section 14 prior to October 10, 1997, shall be immediately exercisable and nonforfeitable, and shall not be exercisable after the expiration of ten (10) years from the date granted.

     15. NONTRANSFERABILITY. Except as provided by the Committee, each stock option and stock appreciation right granted under this Program shall not be transferable other than by will or the laws of descent and distribution, and shall be exercisable, during the participant's lifetime, only by the participant or the participant's guardian or legal representative.

     16. OTHER PROVISIONS. The award of any Benefit under the Program may also be subject to other provisions (whether or not applicable to the Benefit awarded to any other participant) as the Committee determines appropriate, including, without limitation, provisions for the purchase of common shares under stock options in installments, provisions for the payment of the purchase price of shares under stock options by delivery of other common shares of the Company having a then market value equal to the purchase price of such shares, restrictions on resale or other disposition, such provisions as may be appropriate to comply with federal or state securities laws and stock exchange requirements and understandings or conditions as to the participant's employment in addition to those specifically provided for under the Program.

     In the case of a participant who is subject to Section 16(a) and 16(b) of the Securities Exchange Act of 1934, the Committee may, at any time, add such conditions and limitations to any Benefit granted to such participant, or any feature of any such Benefit, as the Committee, in its sole discretion, deems necessary or desirable to comply with Section 16(a) or 16(b) and the

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rules and regulations thereunder or to obtain any exemption therefrom. A participant may pay the purchase price of shares under stock options by delivery of a properly executed exercise notice together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the purchase price. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms.

     The Committee may, in its discretion and subject to such rules as it may adopt, permit or require a participant to pay all or a portion of the federal, state and local taxes, including FICA and medicare withholding tax, arising in connection with the following transactions: (a) the exercise of a Non-qualified Stock Option; (b) the lapse of restrictions on common shares received as a Restricted Stock Award; or (c) the receipt or exercise of any other Benefit; by
(i) having the Company withhold common shares, (ii) tendering back common shares received in connection with such Benefit or (iii) delivering other previously acquired common shares of the Company having a fair market value approximately equal to the amount to be withheld.

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     The Committee may grant stock options under the Program (and, for stock options granted prior to shareholder approval of this Program, under the Company's 1991 Incentive Stock Program) that provide for the grant of replacement stock options if all or any portion of the purchase price or taxes incurred in connection with the exercise, are paid by delivery (or, in the case of payment of taxes, by withholding of shares) of other common shares of the Company. The replacement stock option shall cover the number of common shares surrendered to pay the purchase price, plus the number of shares surrendered or withheld to satisfy the participant's tax liability, shall have an exercise price equal to One Hundred percent (100%) of the Fair Market Value of such common shares on the date such replacement stock option is granted, shall first be exercisable six months from the date of grant of the replacement stock option and shall have an expiration date equal to the expiration date of the original stock option.

     17. TERM OF PROGRAM AND AMENDMENT, MODIFICATION, CANCELLATION OR ACCELERATION OF BENEFITS. The Program shall continue in effect until terminated by the Board of Directors of the Company, except that no Incentive Stock Option shall be granted more than ten (10) years after the date of adoption of this Program. The terms and conditions applicable to any Benefits may at any time be amended, modified or canceled by mutual agreement between the Committee and the participant or such other persons as may then have an interest therein, so long as any amendment or modification does not increase the number of common shares issuable under this Program; and provided further, that the Committee may, at any time and in its sole discretion, declare any or all stock options and stock appreciation rights then outstanding under this Program or the Prior Programs to be exercisable and any or all then outstanding Restricted Stock Awards to be vested, whether or not such options, rights or awards are then otherwise exercisable or vested. Notwithstanding the foregoing, except as provided in paragraph 22, the Committee shall neither

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lower the purchase price of any option granted under the Program nor grant any option under the Program in replacement of a cancelled option which had previously been granted at a higher purchase price, without shareholder approval.

     18. AMENDMENT TO PRIOR PROGRAMS. No options or other Benefits shall be granted under the Prior Programs on or after the date of shareholder approval of this Program.

     19. INDIVIDUAL LIMIT ON OPTIONS AND STOCK APPRECIATION RIGHTS; AGGREGATE LIMIT ON INCENTIVE STOCK OPTIONS. The maximum number of shares with respect to which Incentive Stock Options, Non-qualified Stock Options, Stock Appreciation Rights and Limited Stock Appreciation Rights may be granted to any one participant, in aggregate in any one calendar year, shall be One Million (1,000,000) shares. Incentive Stock Options with respect to no more than the lesser of (i) Seventy-Five Million (75,000,000) shares (plus any shares acquired by the Company pursuant to payment of the purchase price of shares under incentive stock options by delivery of other common shares of the Company), or
(ii) the total number of shares reserved under paragraph 5 may be issued under the Plan.

     20. TAXES. The Company shall be entitled to withhold the amount of any tax attributable to any amount payable or shares deliverable under the Program after giving the person entitled to receive such amount or shares notice as far in advance as practicable, and the Company may defer making payment or delivery if any such tax may be pending unless and until indemnified to its satisfaction.

     21.  DEFINITIONS.

          (a) FAIR MARKET VALUE. Except as provided below, the Fair Market Value of the Company's common shares shall be determined by such methods or procedures as shall be established by the Committee; provided that, in the case of any Limited Stock Appreciation Right (other than a right related to an Incentive Stock Option), the Fair Market Value shall be the higher of:

               (i) The highest daily closing price of the Company's common shares during the sixty (60) day period following the Change in Control; or

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               (ii) The highest gross price paid or to be paid for the Company's common shares in any of the transactions described in paragraphs 21(c)(i) and 21(c)(ii).

          (b) SUBSIDIARY. The term "subsidiary" for all purposes other than the Incentive Stock Option provisions in paragraph 6, shall mean any corporation, partnership, joint venture or business trust, fifty percent (50%) or more of the control of which is owned, directly or indirectly, by the Company. For Incentive Stock Option purposes the term "subsidiary" shall be defined as provided in Internal Revenue Code Section 424(f).

          (c) CHANGE IN CONTROL. A "Change in Control" shall be deemed to have occurred on the earliest of the following dates:

               (i) The date any entity or person (including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934 (the "Exchange Act")) shall have become the beneficial owner of, or shall have obtained voting control over, thirty percent (30%) or more of the outstanding common shares of the Company;

               (ii) The date the shareholders of the Company approve a
                    definitive agreement (A) to merge or consolidate the Company with or into another corporation, or to merge another corporation into the Company, in which the Company is not the continuing or surviving corporation or pursuant to which any common shares of the Company would be converted into cash, securities of another corporation, or other property, other than a merger or consolidation of the Company in which holders of common shares immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation or its parent corporation immediately after the merger as immediately before, or (B) to sell or otherwise dispose of substantially all the assets of the Company; or

               (iii) The date there shall have been a change in a majority of the Board of Directors of the Company within a twelve (12) month period unless the nomination for election by the Company's shareholders of each new director was approved by the vote of two-thirds of the directors then still in office who were in office at the beginning of the twelve (12) month period.

          (d) DISABILITY. The term "disability" for all purposes of the Program shall mean the participant's disability as defined in subsection 4.1(a) of the Abbott Laboratories Extended Disability Plan for twelve (12) consecutive months.

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                                     - 17 -


     22.  ADJUSTMENT PROVISIONS.

          (a) If the Company shall at any time change the number of issued common shares without new consideration to the Company (such as by stock dividends or stock splits), the total number of shares reserved for issuance under this Program, the individual and aggregate limits described in paragraphs 11 and 19 on the number of shares that may be granted or issued (as the case may be), and the number of shares covered by each outstanding Benefit shall be adjusted so that the aggregate consideration payable to the Company and the value of each such Benefit shall not be changed. The Committee shall also have the right to provide for the continuation of Benefits or for other equitable adjustments after changes in the Company or in the common shares resulting from reorganization, sale, merger, consolidation, spin-off or similar occurrence.

          (b) Notwithstanding any other provision of this Program, and without affecting the number of shares otherwise reserved or available hereunder, the Committee may authorize the issuance or assumption of Benefits in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate.

          (c) Subject to the six month holding requirements of paragraphs 6, 7, 8(c), 9(c), 10 and 13(d) but notwithstanding any other provision of this Program or the Prior Programs, upon the occurrence of a Change in Control:

               (i) All stock options then outstanding under this Program or the Prior Programs shall become fully exercisable as of the date of the Change in Control, whether or not then otherwise exercisable;

               (ii) All Stock Appreciation Rights and Limited Stock Appreciation
                    Rights then outstanding shall become fully exercisable as of the date of the Change in Control, whether or not then otherwise exercisable;

               (iii) All terms and conditions of all Restricted Stock Awards then outstanding shall be deemed satisfied as of the date of the Change in Control; and

               (iv) All Performance Awards then outstanding shall be deemed to have been fully earned and to be immediately payable, in cash, as of the date of the Change in Control.

     23. AMENDMENT AND TERMINATION OF PROGRAM. The Board of Directors of the Company may amend the Program from time to time or terminate the Program at any time, but no such action shall reduce the then existing amount of any participant's Benefit or adversely change the terms and conditions thereof without the participant's consent. Notwithstanding the foregoing,

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except as provided in paragraph 22, the Company shall neither lower the purchase price of any option granted under the Program nor grant any option under the Program in replacement of a cancelled option which had previously been granted at a higher purchase price, without shareholder approval. To the extent required for compliance with Rule 16b-3 of the Securities and Exchange Commission, paragraph 13 of the Program may not be amended more frequently than once every six months other than to comport with changes in the Internal Revenue Code of 1986, as amended, or the rules thereunder, and no amendment of the Program shall result in any Committee member losing his or her status as a "disinterested person" as defined in Rule 16b-3 of the Securities and Exchange Commission with respect to any employee benefit plan of the Company or result in the Program or awards thereunder losing their exempt status under said Rule 16b-3.

     24. SHAREHOLDER APPROVAL. The Program was adopted by the Board of Directors of the Company on October 13, 1995. The Program and any Benefit granted thereunder shall be null and void if shareholder approval is not obtained by October 12, 1996.